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                                                             EXHIBIT (1)(a)(vii)

                             FORM OF NOTIFICATION OF
               ACCEPTANCE OF EXERCISE PRICE AND TENDERED WARRANTS
                      AND CANCELLATION OF TENDERED WARRANTS

         This notification confirms that the Exercise Price and all Warrants validly tendered for exchange pursuant to our Offer to Exchange an Exercise Price and Certain Outstanding Warrants for Common Shares and New Warrants dated July 9, 2003, were accepted on August 6, 2003 and the tendered warrants were cancelled on August 6, 2003.








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